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Exhibit 10.11

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call	Collateral	Account	Officer	Initials
$6,200,000.00	02-08-2001		610040016	BL 66	89		JL

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item

Borrower:	AMPHASTAR PHARMACEUTICALS, INC. 33-0702205) 11570 6th STREET RANCHO CUCAMONGA, CA 91730	(TIN: Lender:	CATHAY BANK, a California Banking Corporation INTERNATIONAL DEPARTMENT 777 NORTH BROADWAY LOS ANGELES, CA 90012
Principal Amount: $6,200,000.00	Initial Rate: 8.500%	Date of Note: February 8, 2001

        PROMISE TO PAY. AMPHASTAR PHARMACEUTICALS, INC. ("Borrower") promises to pay to CATHAY BANK, a California Banking Corporation ("Lender"), or order, in lawful money of the United States of America, the principal amount of Six Million Two Hundred Thousand & 00/100 Dollars ($6,200,000.00), together with interest on the unpaid principal balance from February 8, 2001, until paid in full.

        PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

            /    Initials See "TWO PAYMENT SCHEDULES DURING THE TERM OF THE NOTE" Section below.

        The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

        *during the Interest Only period and MONTHLY on the Mini—Term period.

        VARIABLE INTEREST RATE.    The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the PUBLISHED WALL STREET JOURNAL PRIME RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as welt. The interest rate change will not occur more often than each DAY.* The Index currently is 8.500%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in a current rate of 8.500%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

        PREPAYMENT.    Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law, Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

        DEFAULT.    Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender, (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note, (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

        LENDER'S RIGHTS.    Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.000 percentage points over the Index. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post—judgment collection services, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the Jurisdiction of the courts of LOS ANGELES County, the State of California, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of California.

        COLLATERAL.    Borrower acknowledges this Note is secured by property as described in a UCC—1 Financing Statement and a Deed of Trust on property located in San Bernardino County, State of California. That agreement contains the following due on sale provision: Lender may, at its option, declare immediately due and payable all sums secured by this Note upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold Interest with a term greater than three (3) years, lease—option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest, If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty—five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of

Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law,

        WAIVER OF CONFIDENTIALITY OF BUSINESS ADDRESS.    Borrower hereby waives any rights to keep business address on file with the Department of Motor Vehicles ("DMV") confidential from Lender. Borrower authorizes Lender, its agents, successors, and assigns to obtain business address from the DMV when Lender has legitimate need for this information.

        ARBITRATION.    Any dispute arising out of or related to the promissory note, commercial guaranty, or any loan evidenced thereby or collateral security (including without limitation, deeds of trust) therefor, including any dispute in a bankruptcy proceeding filed by or against either party, shall be determined by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules and Supplemental Procedures for Financial Services Disputes, except as modified by this agreement. The parties to the agreement each agree to submit to jurisdiction in California for the enforcement of this agreement, and judgment on the award rendered in any arbitration may be entered in any court having jurisdiction over the parties.

        To the extent not provided by this agreement, including the Rules incorporated herein, arbitration under this agreement shall be governed by California arbitration law. Arbitration under this agreement shall be conducted in California in English and, unless otherwise agreed by the parties with respect to a particular dispute, shall be heard by a panel of three arbitrators. Disputes in arbitration under this agreement shall be determined in accordance with the substantive law of the State of California, and statutes of limitations, waivers and estoppels which otherwise would apply in a judicial proceeding shall apply. The arbitrators shall not have power to make an award of $1.0 million or more against any party to an arbitration under this agreement unless it is in the form of a statement of decision as described in California Code of Civil Procedure Section 632, and the parties hereto specifically reserve the right, upon a petition to vacate, to have any such award reviewed and vacated upon the same grounds as would result in reversal on appeal from a judgment after trial by court.

        The arbitrators in any arbitration under this agreement shall be experienced in the areas of law raised by the subject matter of the dispute. Lists of prospective arbitrators shall include retired judges. Notwithstanding the AAA rules, (a) any party may strike from a list of prospective arbitrators any Individual who is regarded by that party as not appropriate for the dispute; and (b), if the arbitrator appointment cannot be made from the initial list of prospective arbitrators circulated by the AAA, a second and, if necessary, a third list shall be circulated and exhausted before the AAA is empowered to make the appointment.

        BUSINESS LOAN AGREEMENT.    This Note is additionally subject to all the terms and conditions of a Business Loan Agreement of even date herewith and any and all modifications and replacements thereof.

        MINIMUM INTEREST CHARGE.    Borrower understands and agrees that even upon full prepayment of this Note, Lender is entitled to a minimum interest charge of $100.00

            /    INITIALS TWO PAYMENT SCHEDULES DURING THE TERM OF THE NOTE in.    Borrower will pay this loan in accordance with the following payment schedule:

          1.     The Interest Only Period. Twenty—four (24) monthly payments of accrued interest beginning MARCH 20, 2001 and continuing to and including FEBRUARY 20, 2003 at the interest rate as set forth in the "Variable Interest Rate" section below. From the date herewith, this Note evidences a straight line of credit. Advances may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's Office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's Office shown above written notice of revocation of their authority: JACK ZHANG, President and MARY LUO, Secretary.

          2.     The Mini—Term Loan Period. After FEBRUARY 20, 2003, Borrower is not entitled to further advances. And, as long as Borrower is not in Default under this Note or any Related Loan Documents, Lender will calculate a minimum monthly payment of principal and interest. The initial minimum monthly payment will be calculated using the then outstanding principal balance and the then interest rate in effect for a term of approximately 36 months including ONE final payment of all outstanding principal and accrued Interest on FEBRUARY 20, 2006 ("Final Payment Date"). Borrower understands that the interest rate change will not occur more often than each MONTH during this Mini—Term Period. Borrower's first payment is due on MARCH 20, 2003, and each subsequent payment is due on the same day of each month thereafter, until the Final Payment Date. The initial monthly payment will be calculated as if the loan is for a term expiring approximately 36 months after the Interest Only Period (the "Initial Amortization Period" and as if the loan was payable in equal monthly payments of principal and interest during the entire Initial Amortization Period. The amount of the minimum monthly payment is subject to change at least once every six months during the term of the loan (Payment Change Date") beginning on the due date of the 7th scheduled monthly payment, based on the interest rate effective the month preceding the Payment Change Date and the remaining principal balance as hereinafter provided. On each Payment Change Date and beginning with that payment, the required minimum payment amount due on that date and on the due date of the monthly payment thereafter until the next payment Change Date (subject to additional amounts to cover any shortfall in required interest payments as hereinafter provided), will be that amount which would be sufficient to repay the outstanding principal balance of the Note as of the Payment Change Date, plus Interest accruing thereon at the annual rate in effect, in equal monthly payments as if the loan term was the remainder of the Initial Amortization Period; provided that the full amount of unpaid principal and unpaid accrued interest will be due and payable on the Final Payment date. Borrower understands and agrees that the interest rate due on this Note may change monthly and that in the event the interest rate increases at any time during the term of this Note, there s a possibility that such minimum monthly payments may not be sufficient to pay in full all monthly accrued interest; in which event, Borrower agrees to pay to Lender, upon demand, such additional sums which, together with and in addition to the minimum monthly payment then in effect, will be sufficient to pay in full all such accrued unpaid interest on the due date of each monthly payment hereunder. In the event of such increases in interest rate between Payment Change Dates, Borrower understands that unpaid principal due on the Note may not be reduced by Borrower's monthly payments and that the amount of the final payment due on the Note may be greater than any prior estimate. For purposes of computing the amount of interest accruing during the month preceding each payment due date, the annual interest rate computed as set forth above and the interest rate change will not occur more often than each MONTH AS OF THE 20TH AND BASED ON THE INDEX AS OF THE 10TH.

        PAYMENTS APPLICATION.    Nothwithstanding anything contained in this Note to the contrary, interest payable on the outstanding principal balance shall be calculated, and each payment shall be applied by Lender, as it received on the specified due date for such payment. Borrower acknowledges and agrees that Lender will not make any adjustments to the allocation of any payments made hereunder, even if such payments are not actually received on the applicable payment due date.

        GENERAL PROVISIONS.    Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

        PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
AMPHASTAR PHARMACEUTICALS, INC.
By:
JACK ZHANG, PRESIDENT

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call	Account	Officer	Initials
$6,200,000.00	04-06-2004	05-31-2005	18408074	BL 62/89		JL

        References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations

Borrower:	AMPHASTAR PHARMACEUTICALS, INC. 11570 6th STREET RANCHO CUCAMONGA, CA 91730	Lender:	CATHAY BANK, a California Bank Corp. CORPORATE COMMERCIAL LOAN DEPT. 777 NORTH BROADWAY LOS ANGELES, CA 90012
Principal Amount: $6,200,000.00	Date of Agreement: April 6,2004

        DESCRIPTION OF EXISTING INDEBTEDNESS.    This is a modification of that certain $6,200,000.00 Promissory Note executed by the undersigned and dated February 8, 2001 (the "Note") subject to a Change In Terms Agreements dated April 26, 2002 and April 30, 2003 and any and all renewals, extensions, modifications, refinancings, consolidations and substitutions thereof.

        The Note is additionally subject to all the terms and conditions of a Business Loan Agreement dated February 8, 2001, subject to a Modification of Business Loan Agreement dated April 26, 2002, April 30, 2003 and of even date herewith and any and all modifications and replacements thereof.

        DESCRIPTION OF COLLATERAL.    The Note continues to be secured by property as described In a UCC—1 Financing Statement and a Deed of Trust executed by respective Trustors on real property located in San Bernardino County, State of California.

        DESCRIPTION OF CHANGE IN TERMS.    For good and valuable consideration, Lender and Borrower hereby agree to modify the Note as follows:

          1.     The maturity date of the Note is hereby extended to May 31, 2005, at which time the entire unpaid principal balance and accrued interest will be due and payable. The next scheduled monthly payment of accrued interest is due April 30, 2004, and all subsequent payments are due on the same day of each month after that

          2.     The following minimum interest rate is added to the Note: NOTICE: Under no circumstances will the interest rate on the Note be less than 4.000% (the "Interest Rate Floor") or more than the maximum rate allowed by applicable law; provided, however, that if this Change in Terms Agreement changes the amount of the Interest Rate Floor, the new amount of the Interest Rate Floor will not be effective until such time (a) all conditions to the effectiveness of this Change in Terms Agreement are satisfied, (b) all documents required by Lender in connection with this Change in Terms Agreement have been received, and (c) Lender's internal loan department has made such adjustments to the Lender's automated loan system as may be necessary to change the amount of the Interest Rate Floor.

        CONTINUING VALIDITY.    Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non—signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any Initial extension, modification or release, but also to all such subsequent actions.

        PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:
AMPHASTAR PHARMACEUTICALS, INC.
By:
JACK ZHANG, President of AMPHASTAR PHARMACEUTICALS INC.

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Exhibit 10.11